UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Earliest Event Reported: April 17, 2015

ATWOOD OCEANICS, INC.

(Exact name of registrant as specified in its charter)

TEXAS

(State or other jurisdiction of incorporation or organization)

Commission File Number: 1-13167

IRS Employer Identification No.: 74-1611874

15011 Katy Freeway, Suite 800 Houston, Texas, 77094	(281) 749-7800
(Address of Principal Executive Offices)	(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On April 17, 2015, Atwood Oceanics, Inc. entered into an amendment to its contract for its semisubmersible drilling unit, the Atwood Osprey. As previously disclosed, the Atwood Osprey parted several mooring lines and drifted approximately three nautical miles from its original position during Cyclone Olwyn, which impacted the northwest coast of Australia on March 12, 2015. The duration of the force majeure event and resultant repairs necessitated by the damage incurred from the cyclone have triggered termination rights in relation to which the parties have agreed to a reduction in the term of the contract by one year with contractual rates remaining unchanged. It is expected that repairs for damage sustained by the rig and required regulatory approvals will be completed by April 30, 2015.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release dated April 17, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATWOOD OCEANICS, INC.

By:	/s/ Mark L. Mey
Mark L. Mey
Executive Vice President

Date: April 17, 2015

EXHIBIT INDEX

EXHIBIT NO	DESCRIPTION

99.1	Press Release dated April 17, 2015